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As filed with the Securities and Exchange Commission on December 30, 2004

Registration Statement No. 333-119048

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Whittier Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	20-0539412 (I.R.S. Employer Identification No.)

Whittier Energy Corporation
333 Clay Street
Suite 1100
Houston, Texas 77002
(713) 850-1880
(Name, address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
Bryce W. Rhodes
President and Chief Executive Officer
333 Clay Street, Suite 1100
Houston, Texas 77002
(713) 850-1880
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Dallas Parker, Esq.
Thompson & Knight LLP
333 Clay Street
Suite 3300
Houston, Texas 77002
(713) 654-8111

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

EXPLANATORY NOTE

        No form of prospectus is filed with this Post-effective Amendment No. 1 to the registration statement. This amendment is being filed pursuant to Rule 462(d) solely to update the exhibit list and to include a revised Exhibit 5.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 27. Exhibits

Number	Exhibit
2.1	Agreement, dated July 8, 2003, among Whittier, WEC Acquisition, Inc. and Whittier Energy Company, incorporated by reference to Exhibit 2.1 of Olympic Resources Ltd.'s Quarterly Report, as amended, on Form 10-QSB/A for the quarterly period ended May 31, 2003
2.2
First Amendment to the Agreement dated August 28, 2003, among Whittier, WEC Acquisition, Inc. and Whittier Energy Company, incorporated by reference to Exhibit 2.2 of Whittier's Form 8-K dated September 25, 2003
2.3
Second Amendment to the Agreement dated September 9, 2003, among Whittier, WEC Acquisition, Inc. and Whittier Energy Company, incorporated by reference to Exhibit 2.3 of Whittier's Form 8-K dated September 25, 2003
2.4
Agreement and Plan of Merger, dated July 8, 2003, between WEC Acquisition, Inc. and Whittier Energy Company, incorporated by reference to Exhibit 2.2 of Olympic Resources Ltd.'s Quarterly Report, as amended, on Form 10-QSB/A for the quarterly period ended May 31, 2003
2.5
First Amendment to the Agreement and Plan of Merger, dated August 29, 2003, between WEC Acquisition, Inc. and Whittier Energy Company, incorporated by reference to Exhibit 2.5 of Whittier's Form 8-K dated September 25, 2003
2.6
Second Amendment to the Agreement and Plan of Merger, dated September 9, 2003, between WEC Acquisition, Inc. and Whittier Energy Company, incorporated by reference to Exhibit 2.6 of Whittier's Form 8-K dated September 25, 2003
2.7
Plan and Agreement of Merger, dated December 17, 2003, between Olympic Resources Ltd. and Whittier Energy Corporation, incorporated by reference to Exhibit 2.7 of Whittier's Form 10-KSB for the year ended December 31, 2003
3.1	Articles of Incorporation, dated November 13, 2003, for Whittier Energy Corporation, incorporated by reference to Exhibit 3.1 of Whittier's Form 8-K dated January 2, 2004
3.2	Corporate Bylaws, dated November 13, 2003, for Whittier Energy Corporation, incorporated by reference to Exhibit 3.2 of Whittier's Form 8-K dated January 2, 2004
4.1
Registration Rights Agreement, dated September 9, 2003, by and among Whittier Energy Company on behalf of its shareholders and Olympic Resources Ltd. on behalf of certain holders of Whittier's warrants, options, or both, incorporated by reference to Exhibit 4.1 of Whittier's Form 8-K dated September 25, 2003
4.2	Warrant Agreement between Olympic Resources Ltd. and Daryl Pollock, dated September 9, 2003, incorporated by reference to Exhibit 4.2 of Whittier's Form 8-K dated September 25, 2003
4.3
Credit Agreement by and among Whittier Energy Company, Whittier Operating, Inc. and Compass Bank dated July 17, 2002, incorporated by reference to Exhibit 4.3 of Whittier's Form 10-KSB for the year ended December 31, 2003

4.4
First Amendment to Credit Agreement, dated July 17, 2002, by and among Whittier Energy Company, Whittier Operating, Inc. and Compass Bank dated March 10, 2003, incorporated by reference to Exhibit 4.4 of Whittier's Form 10-KSB for the year ended December 31, 2003
4.5
Second Amendment to Credit Agreement, dated July 17, 2002, by and among Whittier Energy Company, Whittier Operating, Inc. and Compass Bank dated September 9, 2003, incorporated by reference to Exhibit 4.5 of Whittier's Form 10-KSB for the year ended December 31, 2003
4.6
Unlimited Guarantee by Olympic Resources Ltd. for the benefit of Compass Bank dated September 26, 2003, incorporated by reference to Exhibit 4.6 of Whittier's Form 10-KSB for the year ended December 31, 2003
4.7	Stock Pledge Agreement between Olympic Resources Ltd. and Compass Bank dated September 26, 2003, incorporated by reference to Exhibit 4.7 of Whittier's Form 10-KSB for the year ended December 31, 2003
4.8
Stock Pledge Agreement between Whittier Energy Company and Compass Bank dated September 26, 2003, incorporated by reference to Exhibit 4.8 of Whittier's Form 10-KSB for the year ended December 31, 2003
4.9*	Third Amendment to Credit Agreement, dated July 17, 2002, by and among Whittier Energy Company, Whittier Operating, Inc. and Compass Bank dated April 15, 2004
4.10*	Fourth Amendment to Credit Agreement, dated July 17, 2002, by and among Whittier Energy Company, Whittier Operating, Inc. and Compass Bank dated May 12, 2004
4.11*	Fifth Amendment to Credit Agreement, dated July 17, 2002, by and among Whittier Energy Company, Whittier Operating, Inc. and Compass Bank dated June 22, 2004
5.1
Opinion of Thompson & Knight LLP dated December 27, 2004 and issued to Whittier Energy Corporation in place of the opinion of Thompson & Knight LLP dated December 10, 2004 and previously filed as Exhibit 5.1 to Amendment No. 2 to Form SB-2 on December 13, 2004.
10.1
Purchase and Sale Agreement between Cabot Oil & Gas Corporation and Whittier Energy Company dated March 28, 2002, incorporated by reference to Exhibit 10.1 of Whittier's Form 10-KSB for the year ended December 31, 2003
10.2
Purchase and Sale Agreement by and between SUE-ANN Operating, L.C. and Whittier Energy Company dated June 20, 2002, incorporated by reference to Exhibit 10.2 of Whittier's Form 10-KSB for the year ended December 31, 2003
10.3	Consulting Agreement between Olympic Resources Ltd. and Daryl Pollock dated September 9, 2003, incorporated by reference to Exhibit 10.3 of Whittier's Form 10-KSB for the year ended December 31, 2003
10.4	Stock Option Plan dated effective August 21, 2002, incorporated by reference to Olympic Resources Ltd.'s Form 10-KSB for the year ended February 28, 2003
10.5
Offer to Sell Agreement by and between Texas Independent Exploration Limited, GulfCoast Acquisitions Limited, Frederick W. Zimmerman, Frederick W. Zimmerman d/b/a Island Resources, and Whittier Energy Company, dated June 15, 2004, incorporated by reference to Exhibit 10.1 of Whittier's Form 8-K filed on July 2, 2004
10.6
Upside Sharing Payment Agreement by and between Texas Independent Exploration Limited, GulfCoast Acquisitions Limited, Frederick W. Zimmerman, Frederick W. Zimmerman d/b/a Island Resources, and Whittier Energy Company, dated June 16 2004, incorporated by reference to Exhibit 10.2 of Whittier's Form 8-K filed on July 2, 2004

10.7
Drilling Commitment included as Exhibit C to the Offer to Sell Agreement by and between Texas Independent Exploration Limited, GulfCoast Acquisitions Limited, Frederick W. Zimmerman, Frederick W. Zimmerman d/b/a Island Resources, and Whittier Energy Company, dated June 15, 2004, incorporated by reference to Exhibit 10.3 of Whittier's Form 8-K filed on July 2, 2004
10.8
Convertible Subordinated Note by and between Texas Independent Exploration Limited, GulfCoast Acquisitions Limited, Frederick W. Zimmerman, Frederick W. Zimmerman d/b/a Island Resources, Whittier Energy Company, and Whittier Energy Corporation dated June 16 2004, incorporated by reference to Exhibit 10.4 of Whittier's Form 8-K filed on July 2, 2004
10.9*	Long Term Incentive Plan dated effective December 16, 2003 and approved by Whittier's stockholders on July 20, 2004
16.1
Notification letter dated November 24, 2003 from J.H. Cohn LLP to the Securities and Exchange Commission regarding change of certifying accountant for Olympic Resources Ltd., incorporated by reference to Exhibit 16 of Whittier's Form 8-K/A dated November 24, 2003
16.2
Notification letter dated May 6, 2003 from Davidson & Company Chartered Accountants to the Securities and Exchange Commission regarding change of certifying accountant for Olympic Resources Ltd., incorporated by reference to Exhibit 16 of Whittier's Form 10-KSB for the year ended February 28, 2003
21	Subsidiaries of Whittier Energy Corporation, incorporated by reference to Exhibit 21 of Whittier's Form 10-KSB for the year ended December 31, 2003
23.1*	Consent of Brown Armstrong Paulden McCown Starbuck & Keeter Accountancy Corporation
23.2*	Consent of H.J. Gruy and Associates, Inc.
23.3	Consent of Thompson & Knight LLP (included in Exhibit 5.1)

*
Previously filed.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, Whittier certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereon duly authorized on December 29, 2004.

WHITTIER ENERGY CORPORATION

By:	/s/ BRYCE W. RHODES Bryce W. Rhodes President and Chief Executive Officer

By:	/s/ MICHAEL B. YOUNG Michael B. Young Chief Financial Officer

        In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Date	Signature/Title

December 29, 2004	/s/ BRYCE W. RHODES Bryce W.Rhodes President, Chief Executive Officer and Director
December 29, 2004	/s/ MICHAEL B. YOUNG Michael B. Young Chief Financial Officer, Treasurer and Assistant Secretary
December 29, 2004	/*/ James A. Jeffs Director and Chairman of the Board
December 29, 2004	/*/ David A. Dahl Director
December 29, 2004	/*/ Arlo G. Sorensen Director

December 29, 2004	/*/ Charles O. Buckner Director
December 29, 2004	/*/ Daryl Pollock Director
* By Power of Attorney
/s/ MICHAEL B. YOUNG Michael B. Young Attorney-in-fact

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 27. Exhibits
SIGNATURES